As filed pursuant to Rule 424(b)(3)

Registration No. 333-126569

PROSPECTUS

$29,000,000

Argyle Security Acquisition Corporation

3,625,000 units

Argyle Security Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination, an unidentified operating business in the security industry. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not contacted any prospective target business or had any discussion with respect to such a transaction.

This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

•

One share of our common stock; and

•

One warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.50. Each warrant will become exercisable on the later of our completion of a business combination or January 24, 2007, and will expire on January 24, 2011, or earlier upon redemption.

Our officers and their respective affiliates have agreed to purchase an aggregate of 125,000 units at a purchase price of $8.00 per unit ($1,000,000 in the aggregate) in a private placement that will occur immediately prior to this offering. Such units will be identical to the units in this offering. The purchasers in the private placement will not have any right to any liquidation distributions with respect to the shares included in these units in the event we fail to consummate a business combination.

We have granted the underwriters a 45-day option to purchase up to 543,750 additional units solely to cover over-allotments, if any (over and above the 3,625,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the Rodman & Renshaw, LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 187,500 units at a per-unit offering price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately within the first 20 trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided we have filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be traded on the OTC Bulletin Board under the symbols ARGL and ARGLW, respectively. We cannot assure you, however, that any of such securities will continue to be quoted on the OTC Bulletin Board. Investing in our securities involves a high degree of risk.

See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions (1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.48	$7.52
Total	$29,000,000	$1,740,000	$27,260,000

——————

(1)

Rodman & Renshaw, LLC and I-Bankers Securities, Inc., the co-managers of this offering, have agreed to deposit 4.5% of the gross proceeds attributable to the underwriters’ discount into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have also agreed to forfeit any rights to, or claims against, such proceeds, including any interest thereon (net of taxes payable), unless we successfully consummate a business combination.

Of the proceeds we receive from this offering and the private placement, $28,130,000 will be deposited into a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company acting as trustee. This amount includes $1,305,000 ($0.36 per unit) of the underwriting discounts and commissions which the underwriters deferred and which will be paid to the underwriters if a business combination is consummated, but which will be forfeited by the underwriters if a business combination is not consummated. This amount also includes the $892,500 net proceeds from the 125,000 units being purchased by Bob Marbut, Ron Chaimovski and their respective affiliates in a private placement immediately prior to this offering and $45,000 of placement fees payable to the co-managers, which they have agreed to forfeit if a business combination is not consummated. As a result, our public stockholders will receive $7.76 per unit (plus interest earned on the trust account, net of taxes payable and up to $600,000 of interest that may be released to us to fund our working capital) in the event of a liquidation of our company prior to consummation of a business combination.

We are offering the units for sale on a firm-commitment basis. Rodman & Renshaw, LLC, acting as the representative of the underwriters, expects to deliver our securities to investors in the offering on or about January 30, 2006.

Rodman & Renshaw, LLC	I-Bankers Securities, Inc.

January 24, 2006

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Argyle Security Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise the over-allotment option and that the existing stockholders will not exercise their options. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or acquired in the aftermarket and, accordingly, as used in this prospectus the term “public stockholders” will mean the holders of 3,625,000 shares of our common stock. Unless we tell you otherwise, references in this prospectus to “units” include 125,000 units that our officers and their respective affiliates have agreed to purchase in a private placement immediately prior to this offering. All share and per share information in this prospectus gives effect to a 3-for-10 reverse stock split effected in November 2005.

We are a blank check company organized under the laws of the State of Delaware on June 22, 2005. We were formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the security industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying prospective target businesses in the security industry. We may target businesses operating in one or more of the following segments of the security industry:

•

The development, sale or distribution of software solutions for security systems;

•

The development, manufacture, sale or distribution of components to be used in security systems;

•

Consultation on the design of security systems;

•

The development, manufacture, construction, assembly, sale or distribution of security or surveillance systems; and

•

The development, manufacture, sale, distribution or assembly of electronic devices that restrict, deny or grant access to areas using technology such as biometrics and other coded means.

We have not conducted any research with respect to identifying the likelihood of consummating a business combination or the specific characteristics of the potential target business within any segment of the security industry, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable target businesses. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

Our business combination must be with a target business with a fair market value of at least equal to 80% of our net assets (excluding any funds (net of taxes payable) held in the trust account for the benefit of Rodman & Renshaw, LLC and I-Bankers Securities, Inc., the co-managers of this offering) at the time of such acquisition. As used in this prospectus, a “target business” shall include an operating business in the security industry and a “business combination” shall mean the acquisition by us of a target business. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other methods of financing although we have not entered into any such arrangement and have no current intention of doing so. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business.

Our offices are located at Argyle Security Acquisition Corporation, 200 Concord Plaza, Suite 700, San Antonio, Texas 78216, and our telephone number is (210) 829-8779.

Our officers and their respective affiliates have agreed to purchase an aggregate of 125,000 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering. The co-managers will act as co-placement agents for the placement and will be entitled to a placement fee equal to 6% of the gross proceeds of the private placement, or $60,000. This amount includes 4.5% of the gross proceeds, or $45,000, which will be held in the trust account and will be paid to the co-managers only upon consummation of a business combination.

The Offering

Securities offered:	3,625,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will trade separately within the first 20 trading days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full; provided, however, in no event will Rodman & Renshaw LLC, the representative of the underwriters, allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. Such Current Report on Form 8-K will not be distributed to our stockholders. The audited balance sheet will include those proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form
8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:
Number outstanding before this offering and the private placement	937,500 shares
Number to be outstanding after this offering and the private placement	4,687,500 shares, or 5,367,188 shares if the underwriters’ over-allotment option and the existing stockholders’ options to purchase up to 135,938 shares are exercised in full.
Warrants:
Number outstanding before this offering and the private placement	0
Number to be outstanding after this offering and the private placement	3,750,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$5.50
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or
• January 24, 2007.
The warrants will expire at 5:00 p.m., New York City time, on January 24, 2011 or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of Rodman & Renshaw, LLC’s unit purchase option):
• In whole and not in part,
• At a price of $.01 per warrant at any time after the warrants become exercisable,
• Upon a minimum of 30 days’ prior written notice of redemption, and
•

If, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption, by payment of the exercise price or on a “cashless” basis in lieu of paying the cash exercise price as described in this prospectus. However, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

OTC Bulletin Board symbol for our Units:	ARGLU
Expected OTC Bulletin Board symbols for our:
Common stock	ARGL
Warrants	ARGLW

Offering proceeds to be held in trust:

$28,130,000 of the proceeds of this offering and the private placement will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, pursuant to an agreement to be entered into on the date of this prospectus. These proceeds consist of 26,780,000 from the net proceeds ($7.14 per unit) payable to us and $1,350,000 of the proceeds ($0.36 per unit) payable to the underwriters. These funds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the funds held in the trust account (other than up to $600,000 of the interest earned on the trust account that may be released to us) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering and the private placement not held in the trust account and up to $600,000 of the interest earned on the trust account that may be released to us (initially, approximately $770,000 after the payment of the expenses relating to this offering). The $1,350,000 of the proceeds attributable to the underwriters’ discount and placement fee (and any accrued interest thereon, net of taxes payable) will be paid to the co-managers upon completion of a business combination on the terms described in this prospectus or to our public stockholders upon our liquidation, but will, in no event, be available for use by us in a business combination.

It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Prior to completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

•	Repayment of $155,000 of loans with 4% interest made by two of our existing stockholders to cover offering expenses;
•	Reimbursement for any expenses incident to the offering and finding a suitable business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination:

We will seek stockholder approval before we effect a business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. All shares acquired by our existing stockholders in the private placement, in this offering or in the aftermarket will be voted in favor of any business combination negotiated by our officers. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the aggregate shares sold in this offering and the private placement exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised his, her or its redemption rights described below.

Redemption rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to redeem their stock for a pro rata share of the trust account (excluding the portion attributable to the underwriters’ discount), including any interest earned (net of taxes payable) on their portion of the trust account not previously released to us, if the business combination is approved and completed. Public stockholders who redeem their stock for a share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders the amount in the trust account (including any accrued interest (net of taxes payable and that portion of the earned interest previously released to us)) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering and with respect to the shares comprising the 125,000 units Bob Marbut and Ron Chaimovski, our Co-Chief Executive Officers, and their respective affiliates are purchasing in the private placement. In addition, the underwriters have agreed to waive their rights to $1,350,000 of deferred underwriting compensation and placement fees deposited in the trust account for their benefit. Accordingly, in the event we liquidate, our public stockholders will receive $7.76 per unit plus interest (net of taxes payable and up to $600,000 of interest previously released to us to fund our working capital). We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering and the private placement into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable during the escrow period and will not be released from escrow until January 24, 2009 unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether or not to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	November 15, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	(274,349)	27,569,693
Total assets	295,043	27,569,693
Total liabilities	275,350	—
Value of common stock which may be redeemed for cash ($7.14 per share)(1)	—	5,353,322
Stockholders’ equity	19,693	22,216,371

——————

(1)

The as-adjusted information gives effect to the sale of the units in this offering and the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

The working capital in the “Actual” column excludes $294,042 of costs related to this offering and the private placement which were paid or accrued prior to November 15, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “As Adjusted” column.

The working capital and total assets amounts in the “As Adjusted” column include the $26,780,000 that will be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved, and these funds held in the trust account, together with the deferred portion of the underwriters’ discount and placement fees being held in the account, will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering and the private placement vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the aggregate shares sold in this offering and the private placement exercise their redemption rights. If this were to occur, we would be required to redeem for cash up to approximately 19.99% of the 3,750,000 shares of common stock included in the units, or 749,625 shares of common stock, at an initial per-share redemption price of approximately $7.14, without taking into account interest earned on the trust account. The actual per-share redemption price will be equal to:

•

the amount in the trust account, including all accrued interest (net of taxes payable and up to $600,000 of interest that may be released to us to fund our working capital), as of two business days prior to the proposed consummation of the business combination,

•

minus the deferred portion of the underwriters’ discount plus accrued interest thereon,

•

divided by the aggregate number of shares of common stock sold in the offering and the private placement.

The redemption price (approximately $7.14) is less than the liquidation price (approximately $7.76) you will receive if we fail to timely consummate a business combination since the liquidation amount will include the deferred portion of the underwriters’ discount and private placement fee and the proceeds attributable to the units sold in the private placement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets (which will include the full amount in the trust account, including the $1,350,000 (or $1,545,750 if the underwriters exercise their over-allotment option in full) held for the benefit of the co-managers and any interest earned thereon (net of taxes payable and any portion of the interest released to us)), the per-share liquidation price to our public stockholders will be $7.76, plus interest, if any (net of taxes payable and up to $600,000 of the interest earned on the trust account which is released to us to fund working capital), because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target businesses that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable, and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than $7.76 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have vendors, prospective target businesses or other entities we hire or do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that has refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.76, plus interest, if any (net of taxes payable and up to $600,000 of interest earned on the trust account which is released to us to fund working capital), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our officers and directors, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent  necessary  to ensure  that such loss,  liability,  claim,  damage or expense does not reduce the amount in the trust account. However, we cannot assure you that they will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses, if a business combination is not consummated with a prospective target business, or for claims from any entity other than vendors. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $7.76, plus interest, due to claims of such creditors.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination--We have not identified a target business.”

Because there are numerous companies with business plans similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 38 similarly structured blank check companies have completed initial public offerings, and over 25 others have filed registration statements for initial public offerings. Of these companies, only three companies have consummated a business combination, while six other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 35 blank check companies with more than $1.6 billion in trust, and there may be at least 25 additional blank check companies with more than $1.9 billion in trust, that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, would increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination, and only three of such companies have entered into a definitive agreement for a business combination, may be an indication that there are only a limited number of attractive target businesses available to such entities, or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 89,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option or the existing stockholders’ options), there will be 80,187,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Rodman & Renshaw, LLC, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•

May significantly reduce the equity interest of investors in this offering;

•

Will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•

May reduce the prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•

Default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

Acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

Our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our existing stockholders, including our officers and directors, control a substantial interest in us and, thus, may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 22.67% of our issued and outstanding shares of common stock (assuming they purchase only 125,000 units in the private placement), which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election, and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering, only $770,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to a portion of the interest earned on the trust account (net of taxes payable), up to a maximum of $600,000 for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also possible that one or more of our current officers and directors will resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect our executive officers, Bob Marbut and Ron Chaimovski, to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we were to acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target business were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company, unless it had been negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain, if it is believed to be in the best interests of the combined company post-business combination. The terms of any employment or consulting arrangements of our current management with the combined company post-business combination will be determined at the time management negotiates the terms of the business combination, or after the business combination depending upon the transaction. Since our current management will be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in negotiating terms favorable to the company and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may result in our operations becoming less efficient.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. While it is our executive officers’ intention to devote substantial business time to identifying potential target businesses and consummating a business combination, their other business affairs could require them to devote more substantial amounts of time to such affairs, thereby limiting their ability to devote time to our affairs. This could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management--Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

Our existing stockholders either currently have or may in the future have affiliations with companies in the security industry. If we were to seek a business combination with a target company with which one or more of our existing stockholders is affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. If conflicts arise, they may not necessarily be resolved in our favor.

Our two officers are currently affiliated with Electronics Line 3000 Ltd., a company engaged in the intrusion protection security industry. Although our management does not contemplate engaging in a business combination with Electronics Line 3000 and has not spoken to any other member of the management of Electronics Line 3000 regarding such a business combination, we would not be prohibited from entering into a transaction with Electronics Line 3000 if we determined that a transaction with Electronics Line 3000 would be in our best interests. If a business combination with Electronics Line 3000 became a possibility, Messrs. Marbut and Chaimovski would recuse themselves from voting on or negotiating the transaction for us or Electronics Line 3000. In addition, we would obtain the opinion of an independent investment banking firm as to the fairness of the transaction from a financial point of view. Even with those protections, however, our officers would have a conflict of interest. Such conflict may influence the selection of the company with which they are affiliated as a target and may also influence the way the transaction is structured. For example, even though they would not be directly involved in the negotiation of the terms of the transaction, they could influence the negotiation of the terms of the business combination through their influence on the other directors and officers of both us and Electronics Line 3000. In addition, in the event of such a business combination, there is no guarantee that Messrs. Marbut and Chaimovski would not act in a way that was more beneficial to them than our stockholders from a financial point of view.

Our officers and directors are now, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers are, and our officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, Bob Marbut is currently the Executive Chairman of Electronics Line 3000 Ltd. and the Chairman and Chief Executive Officer of SecTecGlobal, Inc. and Ron Chaimovski is the Vice Chairman of Electronics Line 3000 Ltd.  Electronics Line 3000 Ltd. is an intrusion protection security company and SecTecGlobal, Inc. is a sales and marketing subsidiary of Electronics Line 3000 Ltd. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management--Directors and Executive Officers” and “Management--Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our existing stockholders own shares of our common stock which will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation upon our failure to complete a business combination. Additionally, Bob Marbut and Ron Chaimovski, our Co-Chief Executive Officers, and their respective affiliates have agreed to purchase an aggregate of 125,000 units in a private placement that will occur immediately prior to this offering and have waived their right to liquidation distributions with respect to such shares. Each of our existing stockholders has agreed to vote all shares purchased in the private placement, this offering and in the open market in favor of any proposal to approve a business combination negotiated by our officers. The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account, unless the business combination is consummated and, therefore, they may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account and the portion of the interest on the trust account released to us (which, because interest rates are unknown, may be insufficient to fund all of our working capital requirements, unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

Our initial business combination will be with a single target business, which may cause us to be solely dependent on a limited number of services.

The net proceeds from this offering and the private placement will provide us with approximately $27,550,000 which we may use to complete a business combination. Our initial business combination must be with a business with a collective fair market value of at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in excess of 80% of our net assets at the time of the acquisition; however, we have no current plans or agreements to enter into any such financing arrangements. The prospects for our success may be:

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Solely dependent upon the performance of a limited number of services, or

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Dependent upon the development or market acceptance of a single or limited number of products or services.

In this case, we may not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business (including interest earned on the trust account released to us), or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could result in our inability to effectuate our business plan for the development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Risks associated with the security industry

It is difficult to forecast the timing of revenues in the security industry, and it is likely that any business we acquire will have significant variation in revenues from period to period.

It is difficult to forecast the timing of revenues in the security industry because the development period for a customized system or solution may be lengthy, customers often need a significant amount of time to evaluate products before purchasing them and, in the case of governmental customers, sales are dependent on budgetary and other bureaucratic processes. The period between initial customer contact and a purchase by a customer varies greatly, and could be a year or more. During the evaluation period, customers may defer or scale down proposed orders of products or systems for various reasons, including: (i) changes in budgets and purchasing priorities; (ii) a reduced need to upgrade existing systems; (iii) deferrals in anticipation of enhancements or new products; (iv) introduction of products by competitors; and (v) lower prices offered by competitors.

If we are unable to respond to the technological, legal, financial or other changes in the security industry and changes in our customers’ requirements and preferences, we will not be able to effectively compete with our competitors.

If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer needs or regulatory requirements, we could lose customers. Changes in customer requirements and preferences, the introduction of new products and services embodying new technologies, and the emergence of new industry standards and practices could render the existing products of the company we acquire obsolete. Our success will depend, in part, on our ability to:

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Enhance products and services;

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Anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of customers;

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Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis; and

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Respond to changing regulatory requirements in a cost effective and timely manner.

The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce products with new technologies in a timely manner, or adapt our products to these new technologies, we will not be able to effectively compete with our competitors. We cannot assure you that, even if we are able to introduce new products or adapt our products to new technologies, that our products would gain acceptance among our customers.

The market in certain segments of the security is still not fully developed, and, if we acquire a business operating in one of those segments, and if the market for our products does not expand as we expect after acquiring a business, our business will not generate the growth and/or profits that stockholders expect.

The market in certain segments of the security industry, including, but not limited to, outdoor perimeter protection (an area often ignored previously but, since the onset of greatly escalated global terrorism, is getting much greater attention, much of it linked to governmental subsidies or funding), video analytics (newly emerging technology linked with concerns about escalating global terrorism) and  digital video (emerging from under the shadow of less costly and more accepted analogue video), is still emerging. If we acquire a business in one of these segments, our growth will be dependent on, among other things, the size and pace at which the markets for our products and/or services develop. If the market for our products or services decreases, remains constant or grows slower than we anticipate, we will not be able to generate the growth and/or profits that stockholders expect.

Intellectual property infringement claims are not uncommon in the security industry and, after acquiring a business, we may be involved in costly litigation that substantially reduces our profitability.

Any allegation of infringement of intellectual property against us could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause product shipment delays, or force us to enter into royalty or license agreements rather than dispute the merits of such an allegation. If holders of intellectual property rights initiate legal proceedings against us, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and we may not be able to procure any required royalty or license agreements on acceptable terms, or at all.

If a business we acquire does business internationally, we may face labor, political, currency and other risks.

Any business we acquire may involve the sale of products internationally. International sales may be impacted by, among other things:

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Regulatory limitations imposed by foreign governments and insurance industry-sponsored bodies (similar to Underwriter’s Laboratories in the United States),

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Price increases due to fluctuations in currency exchange rates,

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Political, military and terrorist risks,

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Disruptions or delays in shipments caused by customs brokers or government agencies,

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Unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers, and

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Potentially adverse tax consequences resulting from changes in tax laws.

Any of the foregoing factors may result in reduced earnings and/or profits.

If a business we acquire exports products to foreign countries, and we are unable to maintain required licenses, we may be prevented from exporting our products, reducing our revenues and profits.

We may be required to obtain export licenses to the extent we develop or manufacture products in certain countries. We may not be successful in obtaining or maintaining the licenses and other authorizations required to export our products from applicable governmental authorities. Our failure to receive or maintain any required export license or authorization could hinder our ability to sell our products, reducing our revenues and profits.

Government contracts generally contain rights and remedies which could reduce the value of such contracts, or result in losses for a business we acquire.

Companies involved in the security industry often sell products to federal, state or local governments, as well as to foreign governments. Government contracts often contain provisions that give the governments that are party to those contracts certain rights and remedies not typically found in private commercial contracts, including provisions enabling the governments to: (i) terminate or cancel existing contracts for convenience; (ii) in the case of the U.S. government, suspend the contracting company from doing business with a foreign government or prevent the company from selling its products in certain countries; (iii) audit and object to the company’s contract-related costs and expenses, including allocated indirect costs; and (iv) change specific terms and conditions in the company’s contracts, including changes that would reduce the value of its contracts. In addition, many jurisdictions have laws and regulations that deem government contracts in those jurisdictions to include these types of provisions, even if the contract itself does not contain them. If a government terminates a contract with a target business for convenience, we may not be able to recover our incurred or committed costs, any settlement expenses or profit on work completed prior to the termination. If a government terminates a contract for default, we may not recover those amounts and, in addition, we may be liable for any costs incurred by a government in procuring undelivered items and services from another source. Further, an agency within a government may share information regarding our termination with other government agencies. As a result, our on-going or prospective relationships with such other government agencies could be impaired.

If a target business has government contracts, we could be required to comply with various regulations relating to government contracts, which could prevent us from operating in the most economically efficient manner.

A target business with which we seek a business combination may be required to comply with domestic and foreign laws and regulations relating to the formation, administration and performance of government contracts. These laws and regulations affect how such an entity does business with government agencies in various countries and may impose added costs on its business. For example, in the United States, we could be subject to the Federal Acquisition Regulations, which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. We could be subject to similar regulations in foreign countries as well.

Governments are increasingly regulating the security industry, and such additional regulations could lead to increased operating costs for any business we acquire.

As the communications industry continues to evolve, governments may increasingly regulate products that monitor and record voice, video and data transmissions over public communications networks. For example, certain products sold in the United States to law enforcement agencies which interface with a variety of wireline, wireless and Internet protocol networks, must comply with the technical standards established by the Federal Communications Commission pursuant to CALEA, and certain products sold in Europe must comply with the technical standards established by ETSI. The adoption of new laws or regulations governing the use of products or changes made to existing laws or regulations could cause a decline in the use of our products and could result in increased expenses for the business we acquire, particularly if we are required to modify or redesign our products to accommodate these new or changing laws or regulations.

Risks associated with this offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.027 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in such offerings. The fact that our existing stockholders acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other  investors in this offering and the private placement will incur an immediate and substantial dilution of approximately 29.5% or $2.36 per share (the difference between the pro forma net tangible book value per share of $5.64, and the initial offering price of $8.00 per unit).

Our outstanding warrants may substantially reduce the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units, we will be issuing warrants to purchase 3,750,000 shares of our common stock. We will also issue an option to purchase 187,500 units to the underwriters which, if exercised, would result in the issuance of an additional 187,500 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could substantially reduce the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may substantially reduce the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the 937,500 shares of common stock they acquired prior to this offering and the private placement at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus. Furthermore, they are entitled to demand the registration of the securities underlying the 125,000 units they are purchasing in the private placement at any time after we announce that we have entered into a letter of intent, stock purchase agreement or other definitive agreement in connection with a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there would be an additional 1,062,500 shares of common stock eligible for trading in the public market (1,198,438 shares if the existing stockholders’ options are exercised in full). The presence of this additional number of shares of common stock eligible for trading in the public market may substantially reduce the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination, or increase the cost of the target business, since the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights, and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Florida, Hawaii, Illinois and New York. If you are not an “institutional investor,” you must be a resident of these jurisdictions in order to purchase our securities in the offering. Institutional Investors in every state, except Idaho and Oregon, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” below.

There is currently no market for our securities, and a market for our securities may not develop, which could limit the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We expect our securities to be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

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Restrictions on the nature of our investments; and

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Restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

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Registration as an investment company;

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Adoption of a specific form of corporate structure; and

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Reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trustee in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, our revenues and profits could be reduced, and the price of our stock held by the public stockholders could decrease.

Because one of our officers resides outside of the United States and, after the consummation of a business combination, a significant portion of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals or such assets.

Ron Chaimovski, our Vice Chairman and Co-Chief Executive Officer, resides outside of the United States and, after the consummation of a business combination, a significant portion of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon Mr. Chaimovski, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination. Additionally, if the acquired company is in a developing country or a country that does not have a fully market-oriented economy, our operations may not develop in the same way, or at the same rate, as might be expected in the United States, or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development, or the OECD. The OECD is an international organization helping governments through the economic, social and governance challenges of a globalized economy. The additional risks we may be exposed to if the target business we acquire is located outside of the United States include, but are not limited to:

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Tariffs and trade barriers;

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Regulations related to customs and import/export matters;

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Regulations related to product functionality;

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Tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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Government instability;

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An inadequate banking system;

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Currency fluctuations;

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Foreign exchange controls;

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Restrictions on the repatriation of profits or payment of dividends;

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Crime, strikes, riots, civil disturbances, terrorist attacks, wars;

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Nationalization or expropriation of property;

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Law enforcement authorities and courts that are weak or inexperienced in commercial matters;

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Rapid inflation;

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Local labor law changes and mandated increases in social welfare costs; and

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Deterioration of political relations with the United States.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Offering	$29,000,000	$33,350,000
Private placement	1,000,000	1,000,000
Total	30,000,000	34,350,000
Offering and placement expenses (1)
Underwriting discount (6% of gross proceeds) (2)	1,740,000	2,001,000
Placement fee (6% of gross proceeds)	60,000	60,000
Legal fees and expenses (including blue sky services and expenses)	350,000	350,000
Miscellaneous expenses	123,674	123,674
Printing and engraving expenses	90,000	90,000
Accounting fees and expenses	40,000	40,000
SEC registration fee	24,776	24,776
NASD registration fee	21,550	21,550
Net proceeds
Held in trust for our benefit	26,780,000	30,869,000
Not held in trust	770,000	770,000
Total net proceeds	$27,550,000	$31,639,000
Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	$150,000	19.48%
Payment for office space and administrative and support services (approximately $5,000 per month for up to two years)	120,000	15.59%
Due diligence of prospective target businesses	225,000	29.22%
Legal and accounting fees relating to SEC reporting obligations	125,000	16.23%
Working capital to cover miscellaneous expenses (including potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination) and D&O insurance	150,000	19.48%
Total	$770,000	100.00%

——————

(1)

A portion of the offering expenses, including the SEC registration fee and NASD filing fee and approximately $82,500 of legal and accounting fees, have been paid from the funds we received from our executive officers described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)

The co-managers have agreed to deposit 4.5% of the gross proceeds of this offering and the private placement attributable to the underwriters’ discount and the placement fee into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to, or claims against, such proceeds unless we successfully consummate a business combination.

$26,780,000 or $30,869,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds of this offering and the private placement will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. Additionally, $1,350,000 or $1,545,750 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount and placement fee will be deposited in the trust account. The co-managers have agreed that such amounts will be distributed to the public stockholders in the event of liquidation. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. Other than up to $600,000 of interest income which may be released to us to fund our working capital requirements, the proceeds held in the trust account (exclusive of any funds held for the benefit of the co-managers) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business (other than amounts held in trust for the benefit of the co-managers, or amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination) may be used to finance operations of the target business.

We have estimated the costs related to the acquisition of a target business will be approximately $900,000; approximately $500,000 to identify and research prospective target businesses and approximately $400,000 for costs related to the business combination, including legal and accounting expenses to structure the transaction, prepare the transaction documents and file the related proxy statement. Only $375,000 of the net proceeds have been allocated for such purposes and we intend to fund the balance, as well as amounts that may exceed our current estimates, from a portion of the interest earned on the proceeds being held in the trust account. Up to $600,000 of the interest earned on the trust account (net of taxes payable) will be released to us to fund our working capital requirements. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities.

It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business.

As of the date of this prospectus, Ron Chaimovski, our Co-Chief Executive Officer, and Argyle New Ventures, L.P., an entity controlled by Bob Marbut, our other Co-Chief Executive Officer, have advanced to us a total of $155,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC and NASD registration fee, legal fees and expenses. Of such $155,000, $62,500 was advanced to us by Mr. Chaimovski on June 23, 2005, $62,500 was advanced to us by Argyle New Ventures L.P. on July 6, 2005, $15,000 was advanced to us by Argyle New Ventures L.P. on November 15, 2005 and $15,000 was advanced to us by Mr. Chaimovski on November 22, 2005. Such loans will be payable with 4% annual interest on the earlier of June 30 or November 15, 2006, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering held in trust, and such proceeds which are not held in the trust account and not immediately required for the purposes set forth above, will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

Provided $600,000 of interest earned on the trust account is released to us, we believe that we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Except for an option to purchase a number of shares of our common stock as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised (which may be deemed compensation), no compensation of any kind (including any finder’s and/or consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, from us or from any other party, for any services rendered to us, prior to or in connection with, the consummation of the business combination. Our existing stockholders will only be entitled to receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account (net of taxes payable and interest previously released to us)) only in the event of our liquidation as a result of our failure to complete a business combination within the allotted time, or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At November 15, 2005, our net tangible book value was a deficiency of $(274,349) or approximately $(.29) per share of common stock. After giving effect to the sale of 3,750,000 shares of common stock included in the units to be sold in this offering and the private placement, and the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 749,625 shares of common stock which may be redeemed for cash) at November 15, 2005 would have been $22,216,371 or $5.64 per share, representing an immediate increase in net tangible book value of $5.93 per share to the existing stockholders and an immediate dilution of $2.36 per share, or 29.5% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $5,353,322 less than it otherwise would have been because, if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering and the private placement at a per-share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(.29)
Increase attributable to new investors	5.93
Pro forma net tangible book value after this offering		5.64
Dilution to new investors		$2.36

The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	937,500	20.00%	$25,000.08%		$.027
Private placement investors	125,000	2.67%	$1,000,000	3.33%	$8.000
New investors	3,625,000	77.33%	$29,000,000	96.59%	$8.000
	4,687,500	100.00%	$30,025,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(274,349)
Proceeds from the offering and private placement	27,550,000
Offering costs paid or accrued in advance and excluded from tangible book value before this offering	294,042
Less: Proceeds held in trust subject to redemption for cash ($26,780,000 x 19.99%)	(5,353,322)
$22,216,371
Denominator:
Shares of common stock outstanding prior to the offering and private placement	937,500
Shares of common stock included in the units offered	3,750,000
Less: Shares subject to redemption (3,750,000 x 19.99%)	(749,625)
3,937,875

CAPITALIZATION

The following table sets forth our capitalization at November 15, 2005 and as adjusted to give effect to the sale of our units in this offering and the private placement and the application of the estimated net proceeds derived from the sale of our units:

	November 15, 2005
	Actual	As Adjusted
Notes payable to stockholders	$140,000	$—
Total debt	$140,000	$—
Common stock, $.0001 par value, -0- and 749,625 shares which are subject to possible redemption, shares at redemption value(1)	$—	$5,353,322
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 89,000,000 shares authorized; 937,500 shares issued and outstanding; 3,937,875 shares issued and outstanding (excluding 749,625 shares subject to possible redemption), as adjusted	94	394
Additional paid-in capital	24,906	22,221,284
Deficit accumulated during the development stage	(5,307)	(5,307)
Total stockholders’ equity	$19,693	$22,216,371
Total capitalization	$159,693	$27,569,693

——————

 (1)

If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of shares sold in this offering and the private placement at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon (net of taxes payable and that portion of the earned interest previously released to us), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 22, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the security industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

May significantly reduce the equity interest of our stockholders;

•

Could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

May adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•

Default and foreclosure on our assets if our operating revenues, after a business combination, were insufficient to pay our debt obligations;

•

Acceleration of our obligations to repay the indebtedness even if we will have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

Our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•

Our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through a private placement and public offering of our equity securities.

We estimate that the net proceeds from the sale of the units in the offering and the private placement, after deducting offering expenses of approximately $650,000, underwriting discounts of $1,740,000 (or $2,001,000 if the underwriters’ over-allotment option is exercised in full) and placement fees of $60,000, will be approximately $27,550,000 (or $31,639,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $26,780,000, or $30,869,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining approximately $770,000 will not be held in trust. An additional $1,350,000 of the net proceeds ($1,545,750 if the underwriters’ over-allotment option is exercised in full), representing a portion of the underwriters’ discount and private placement fee, will be held in the trust account and paid to the co-managers upon completion of a business combination. We will use substantially all of the net proceeds of this offering and the private placement (other than amounts held in trust for the benefit of the co-managers, or amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination) to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination and preparation and filing of the related proxy statement, approximately $120,000 for administrative services and support payable to unaffiliated third parties (up to $5,000 per month for 24 months), $500,000 of expenses for the due diligence and investigation of target businesses, $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $150,000 for general working capital that will be used for miscellaneous expenses, including approximately $125,000 for director and officer liability insurance premiums. Up to $600,000 of the interest earned on the trust account will be released to us to fund our working capital requirements. We intend to use these funds to cover expenses above the $770,000 in working capital allocated to us pursuant to this offering. Although we do not know the rate of interest to be earned on the trust account, we believe that even at an interest rate of 1.5% per annum, the interest available to us on the funds held in the trust account, will be sufficient to fund our working capital requirements. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

As of the date of this prospectus, Mr. Chaimovski, our Co-Chief Executive Officer, and Argyle New Ventures, L.P., an entity controlled by our other Co-Chief Executive Officer, have advanced a total of $155,000 to us for payment of offering expenses on our behalf. Such loans will be payable with 4% annual interest on the earlier of June 30 or November 15, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 187,500 units. We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $3.40 per unit, using an expected life of five years, volatility of 44%, and a risk-free rate of 5%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using historical data of public companies in the proposed industry.  We believe the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

We have granted to our existing stockholders options, exercisable at $0.027 per share, to purchase that number of shares which will enable them to maintain their 20% ownership interest after the offering in the event the underwriters exercise the over-allotment option. We have elected to follow Accounting Principles Board Opinion No. 25 in accounting for our stock options. Under Accounting Principles Board Opinion No. 25, no compensation expense is recognized when the exercise price of our stock options equals the market price of the underlying stock on the date of grant. Using a Black-Scholes option valuation model, the per share weighted-average fair value of the Existing Stockholders’ options would be $6.99, or a total of $950,207. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our Existing Stockholders’ options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware corporation incorporated on June 22, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to leverage the industry experience of our executive officers by focusing our efforts on identifying a prospective target business in the security industry. We believe that businesses involved in this industry represent attractive acquisition targets for a number of reasons, including the increase in global demand for integrated security-related products and services since September 11th, the development of new technology which has the potential to expand applications and the trend towards integrated networked solutions. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination.

We may target businesses operating in one or more of the following segments of the security industry:

•

The development, sale or distribution of software solutions for security systems;

•

The development, manufacture, sale or distribution of components to be used in security systems;

•

Consultation on the design of security systems;

•

The development, manufacture, construction, assembly, sale or distribution of security or surveillance systems; and

•

The development, manufacture, sale, distribution or assembly of electronic devices that restrict, deny or grant access to areas using technology such as biometrics and other coded means.

Products comprising a part of the foregoing segments include, but are not limited to:

•

Perimeter Security

Perimeter security systems permit the monitoring, limiting and controlling of access by unauthorized personnel to specific regions or areas.  High-end perimeter systems are sophisticated in nature and are used by correctional facilities, military installations, power companies, ports, airports, refineries, chemical plants, and other high-security installations.

•

Video Surveillance/Recording/Motion Analytics Systems and Video Monitoring Services

These systems include video cameras, recording capabilities (which can be equipment or software based) and intelligent video motion analysis capabilities (which can be equipment or software based).

Video monitoring services relate to real-time and/or archived video recording and remote viewing security services for commercial, governmental, and residential facilities.

•

Access Control Systems

Access control systems control and permit the entry of authorized persons to all or selected areas of commercial, industrial, educational, and governmental facilities based upon access code, card, and/or biometric identification of individuals.  These systems match data against a software database of authorized persons, their access time/day schedules, and the level of access needed to different parts of a facility.  These systems are often linked to video surveillance systems to record comings/goings and denials of access and to corporate HR IT systems.

•

Intrusion Systems

Intrusion systems detect attempts of unauthorized people to enter facilities and illegally remove the contents of such facilities, activate audible/visual alarms and communicate these events to monitoring/response services that are either on site or remotely located.

•

Security Management and Command and Control Systems

The deployment of multiple security systems creates the need for a system that can manage and control these systems through a single database. In response to this need, security management and control systems integrate the management, control and display of various security systems, video, outdoor (such as perimeter security) systems, and indoor (such as access control and intrusion alarm) systems, into a single, real-time database, and support real-time decision making and wide area command and control. These systems improve the response to real-time security events by sharing video and geographical information between the control center and security personnel acting in the field.

•

Threat Analysis

Threat analysis entails the provision of consulting services to corporations, organizations, and governmental bodies to develop systems and procedures to best protect people and/or facilities from defined threats to their security.

We may acquire a target business in or related to one or more of the foregoing segments of the security industry; although we are not limited in the areas of the security industry in which we may acquire a target business.

Government regulation

As the communications industry continues to evolve, governments may increasingly regulate products that monitor and record voice, video and data transmissions over public communications networks. For example, certain products sold in the United States to law enforcement agencies which interface with a variety of wireline, wireless and Internet protocol networks, must comply with the technical standards established by the Federal Communications Commission pursuant to CALEA, and certain products sold in Europe must comply with the technical standards established by ETSI.

In addition, companies involved in the security industry often sell products to federal, state or local governments, as well as to foreign governments. Government contracts often contain provisions that give the governments that are party to those contracts certain rights and remedies not typically found in private commercial contracts, including provisions enabling the governments to: (i) terminate or cancel existing contracts for convenience; (ii) in the case of the United States government, suspend the contracting company from doing business with a foreign government or prevent the company from selling its products in certain countries; (iii) audit and object to the company’s contract-related costs and expenses, including allocated indirect costs; and (iv) change specific terms and conditions in the company’s contracts, including changes that would reduce the value of its contracts. In addition, many jurisdictions have laws and regulations that deem government contracts in those jurisdictions to include these types of provisions, even if the contract itself does not contain them.

Management and board expertise

Our management and board have extensive experience in the security industry and related deal sourcing, negotiating, and structuring of transactions.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself.

These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a target business that may be financially unstable or in its early stages of development or growth.

We have not identified a target business

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us; nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us, including with respect to any companies affiliated with our existing stockholders.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Our two officers are currently affiliated with Electronics Line 3000 Ltd., a company engaged in the intrusion protection security industry. Although our management does not contemplate engaging in a business combination with Electronics Line 3000 and has not spoken to any other member of the management of Electronics Line 3000 regarding such a business combination, we would not be prohibited from entering into a transaction with Electronics Line 3000 if we determined that a transaction with Electronics Line 3000 would be in our best interests. If a business combination with Electronics Line 3000 became a possibility, Messrs. Marbut and Chaimovski would recuse themselves from voting on or negotiating the transaction for us or Electronics Line 3000. In addition, we would obtain the opinion of an independent investment banking firm as to the fairness of the transaction from a financial point of view. Even with those protections, however, our officers would have a conflict of interest. Such conflict may influence the selection of the company with which they are affiliated as a target and may also influence the way the transaction is structured. For example, even though they would not be directly involved in the negotiation of the terms of the transaction, they could influence the negotiation of the terms of the business combination through their influence on the other directors and officers of both us and Electronics Line 3000. In addition, in the event of such a business combination, there is no guarantee that Messrs. Marbut and Chaimovski would not act in a way that was more beneficial to them than our stockholders from a financial point of view.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event, will we pay any of our existing officers, directors or stockholders, or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder’s fees, consulting fees or any similar fees from any third party in connection with any business combination involving us, other than any compensation or fees that may be received for any services provided following such business combination. We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses; however we have no current arrangement or agreement to do so.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the security industry. We have not conducted any specific research on the security industry to date, nor have we conducted any research with respect to identifying the characteristics of the potential acquisition candidate or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•

Financial condition and results of operation;

•

Growth potential;

•

Experience and skill of management and availability of additional personnel;

•

Existing sales and marketing channels;

•

Key customer relationships and goodwill;

•

Capital requirements;

•

Competitive position;

•

Barriers to entry into the security and related industries;

•

Stage of development of the products, processes or services;

•

Degree of current or potential market acceptance of the products, processes or services;

•

Proprietary features and degree of intellectual property or other protection of the products, processes or services;

•

Regulatory environment of the industry; and

•

Costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

The target business that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust fund subject to the redemption rights described below, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate such a business combination although we have not entered into any such arrangement and do not currently anticipate effecting such a financing arrangement. However, if we did enter into such an arrangement, it would only be consummated simultaneously with the consummation of the business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine the fair market value of a target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value. However, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain a fairness opinion from an independent investment banking firm.

Possible lack of business diversification

Our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of the business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries, or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•

Subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•

Result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management

Although we expect certain of our management, particularly Messrs. Marbut and Chaimovski, to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

The terms of any employment or consulting arrangements of our current management with the combined company post-business combination will be determined at the time management negotiates the terms of the business combination or after the business combination depending upon the transaction. Since our current management will be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in negotiating terms favorable to the company and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired in the private placement, this offering or in the aftermarket in favor of any transaction that our officers negotiate and present for approval to our stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the holders of the common stock included in the units offered by this prospectus are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering and the private placement exercise their redemption rights.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the amount in the trust account (excluding amounts held for the benefit of the underwriters) inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination (net of taxes payable)), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share redemption price would be approximately $7.14, or $0.86 less than the per-unit offering price of $8.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise his, her or its redemption rights, such stockholder will not have his, her or its shares of common stock redeemed for its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering and the private placement, exercise their redemption rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable and the portion of the interest released to us), plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering, including those acquired in the private placement. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price to the holders of the 3,625,000 shares entitled to participate in liquidation distributions (assuming no exercise of the underwriters’ over-allotment option) would be $7.76 or $0.24 less than the per-unit offering price of $8.00. Because the initial per-share redemption price is lower than the $8.00 per-unit offering price and may be lower than the market price of the common stock on the date of redemption, there may be a perceived disincentive on the part of public stockholders to exercise their redemption rights. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be prior to the claims of our public stockholders. Each member of our board of directors has agreed, pursuant to agreements with us and Rodman & Renshaw, LLC, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time, but only to the extent  necessary  to ensure  that such loss,  liability,  claim,  damage or expense does not reduce the amount in the trust account. It is our intention that all vendors, prospective target businesses and other entities that we engage will execute agreements with us waiving any right to the monies held in the trust account. If any third party refused to execute an agreement waiving such claims, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders, if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that had refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver, or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $7.76, plus interest (net of taxes payable), due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring a certain sizable target business will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•

Our obligation to seek stockholder approval of a business combination and to obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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Our obligation to redeem for cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•

Our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that a target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We intend to maintain our executive offices at 200 Concord Plaza, Suite 700, San Antonio, Texas pursuant to a lease to be entered into upon completion of this offering. We expect to pay an aggregate of approximately $5,000 per month for office space and for certain administrative, technology and secretarial services.

Employees

We have two officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect each of them to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and financial information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2006. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise the over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of our offering	Terms under a Rule 419 offering

Escrow of offering proceeds

$28,130,000 of the proceeds of this offering and the private placement (including $1,350,000 payable to the underwriters upon consummation of a business combination) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company.

$23,968,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $28,130,000  held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately within 20 days following the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of our offering	Terms under a Rule 419 offering

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his, her, or its shares for his or her pro rata share of the trust account (excluding amounts held for the benefit of the underwriters). However, a stockholder who does not follow these procedures, or a stockholder who does not take any action, would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination were entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

Other than a portion of the interest earned, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Bob Marbut	70	Chairman of the Board and Co-Chief Executive Officer
Ron Chaimovski	46	Vice Chairman of the Board and Co-Chief Executive Officer
John J. Smith	57	Director
Wesley Clark	60	Director

Bob Marbut has been our Chairman of the Board and Co-Chief Executive Officer since our inception. From November 2004 to the present, Mr. Marbut has been the Executive Chairman of Electronics Line 3000 Ltd., an intrusion protection security company, and from July 2002 to the present, he has been the Chairman and Chief Executive Officer of SecTecGLOBAL, Inc., a sales and marketing subsidiary of Electronics Line 3000 Ltd. From October 2001 to the present, Mr. Marbut has served as a Manager of Argyle Global Opportunities, LP, an investment partnership which owns a 41% interest in Electronics Line 3000 Ltd. From January 2001 to January 2003, Mr. Marbut served as the Chairman of Hearst-Argyle Television, Inc., a non-network owned television group and, from August 1997 to January 2001, served as its Chairman and Co-Chief Executive Officer. From January 1995 to August 1997, Mr. Marbut was the co-founder, Chairman and controlling partner of Argyle Television, Inc., which became a Nasdaq traded company and was merged with Hearst Broadcasting in August 1997 to form Hearst-Argyle Television, Inc. From 1993 to 1995, Mr. Marbut founded and was the Chief Executive Officer of Argyle Television, a private television group that was sold in 1995. From August 1970 through 1990, Mr. Marbut served as the President and Chief Executive Officer of Harte-Hanks Communications, Inc., and concurrently as its Chief Operating Officer from April 1973 to September 1984, and as Vice-Chairman in 1991. During the period that Mr. Marbut was CEO, Harte-Hanks developed from a family-owned newspaper company to a Fortune 500 company listed on the New York Stock Exchange that Mr. Marbut took private in 1984 in a management buyout that he led. In addition to the board of directors of Electronics Line 3000 Ltd., Mr. Marbut currently serves on the boards of directors of Hearst-Argyle Television, Tupperware Corporation and Valero Energy Corporation. Mr. Marbut, through control of the general partner of Argyle Joint Venture, manages Argyle Joint Venture, one of our stockholders which was formed to make equity investments in companies. Mr. Marbut is the sole investor and manager of Argyle New Ventures, which manages Mr. Marbut’s personal family investments. He has a Masters of Business Administration degree with Distinction from Harvard University and was a registered engineer in the State of California and holds a Bachelors of Industrial Engineering from Georgia Tech.

Ron Chaimovski has been our Vice Chairman of the Board and Co-Chief Executive Officer since our inception. Mr. Chaimovski has served as the Vice Chairman of Electronics Line 3000 Ltd. since May 2005 and as a partner in Argyle Global Opportunities, LP since January 2001. From October 1998 to August 2001 Mr. Chaimovski served as the Israeli Economic Minister to North America. From 1991 to 1998, Mr. Chaimovski was a partner in an Israeli law firm. Mr. Chaimovski was the co-founder of Transplan Enterprises Group, an investment group, and served as its Co-Chairman from 1993 to 1998. Mr. Chaimovski served in the Israeli Navy from 1977 to 1983 in various command roles, including those of combat officer and flotilla commander. Mr. Chaimovski, through entities controlled by him or his spouse, owns limited partnership interests in Argyle Joint Venture. Mr. Chaimovski is a member of the Israeli Bar. Mr. Chaimovski received an LLB from Tel Aviv University and an LLM from the University of London.

John J. Smith has been one of our directors since our inception. He has been the Director of Security for the Bank of New York since February 2000. At the Bank of New York, Mr. Smith directs and supervises a worldwide security program that encompasses the investigation and prevention of fraud-related activities, as well as the physical protection of corporate assets, employees, customers and executives. Mr. Smith retired from the United States Secret Service in January 2000 after 24 years of service. He held a variety of positions in field offices and headquarters, culminating with his appointment as the Special Agent in Charge of the New York Field Office, the Service’s largest and busiest office. During his career, Mr. Smith was assigned to the Vice Presidential Protective Division, the Presidential Protective Division and as the Special Assistant to the Treasury Secretary. He served as the security coordinator for several high profile protective venues, to include: the U.S. delegation attending the Olympic Games in Barcelona, Spain, 1992; the Presidential Inaugural activities of 1993; the dedication of the

Holocaust Museum, Washington, DC, 1994; and the visit of Pope John Paul II to New York, 1995. In 1996, he supervised the protective detail assigned to Presidential Candidate Robert Dole. Mr. Smith holds bachelors and masters degrees in Criminal Justice from West Chester University in West Chester, Pennsylvania.

Wesley Clark joined our Board of Directors in September 2005. Since March 2003 he has been the Chairman and Chief Executive Officer of Wesley K. Clark & Associates, a business services and development firm based in Little Rock, Arkansas. Mr. Clark has recently agreed in principal with Rodman & Renshaw Holdings, LLC, the shareholder of Rodman & Renshaw, LLC, one of the co-managing underwriters in this offering, to join the Board of Directors of Rodman & Renshaw Holdings, LLC. It is expected that Mr. Clark will become the Chairman of the Board of Rodman & Renshaw Holdings, LLC in early 2006, subject to negotiation and execution of definitive agreements. From March 2001 to February 2003 he was the Managing Director of the Stephens Group Inc., an emerging company development firm. From July 2000 to March 2001 he was a consultant for Stephens Group Inc. Prior to that time, Mr. Clark served as the Supreme Allied Commander of NATO and Commander-in-Chief for the United States European Command and as the Director of the Pentagon’s Strategic Plans and Policy operation. Mr. Clark retired from the United States Army as a four-star general in July 2000 after 38 years in the military and received many decorations and honors during his military career. Mr. Clark is a graduate of the United States Military Academy and studied as a Rhodes Scholar at the Magdalen College at the University of Oxford.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of John J. Smith, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Wesley Clark, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Bob Marbut and Ron Chaimovski, will expire at the third annual meeting.

These individuals will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our business combination. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure you that they will, in fact, be able to do so.

Executive Compensation

No executive officer has received any cash compensation for services rendered, and, except for an option to purchase a number of shares of our common stock as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised at an exercise price of $0.027 per share, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed to be “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to the named executive officers from inception to date. No stock appreciation rights were granted to these individuals during such year.

	Individual Grant
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value

Bob Marbut	86,094	(1)	67%	$.027	(2)	$601,797	(3)
Ron Chaimovski	43,047		33%	$.027	(2)	$300,899	(3)

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(1)

Includes options to purchase 43,047 shares of common stock granted to Argyle Joint Venture over which Mr. Marbut has voting and dispositive power and options to purchase 43,047 shares of common stock granted to Argyle New Ventures, L.P., the general partner of which is an entity owned by Mr. Marbut.

(2)

The options are exercisable for three days, beginning on the day that the underwriters exercise their over-allotment option, and then only to the extent necessary to maintain the stockholders’ 20% in our common stock. If the underwriters do not exercise their over-allotment option or if the underwriters exercise only a portion of the over-allotment option, the unexercised portion of the options will terminate.

(3)

We estimated the fair value for these options at the date of grant using a Black-Scholes option pricing model with the following assumptions: weighted-average volatility factor of 0.10; no expected dividend payments; weighted-average risk-free interest rates in effect of 5.0%; and a weighted-average expected life of 0.13 years. Based upon the above methodology, the per share weighted-average fair value of the options would be $6.99.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

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None of our officers and directors is required to commit his full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company. If we were to seek a business combination with a target company with which one or more of our existing stockholders is affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination.

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Since our directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations and because Bob Marbut and Ron Chaimovski, and their respective affiliates, have waived their liquidation distribution rights with respect to 125,000 shares of common stock included in the units they are purchasing in the private placement, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

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If management wishes to negotiate their retention as a condition to any potential business combination, management may look unfavorably upon or reject a business combination with a target business whose owners refuse to retain members of management after the business combination.

•

Our two officers are currently affiliated with Electronics Line 3000 Ltd., a company engaged in the intrusion protection security industry. Although our management does not contemplate engaging in a business combination with Electronics Line 3000 and has not spoken to any other member of the management of Electronics Line 3000 regarding such a business combination, we would not be prohibited from entering into a transaction with Electronics Line 3000 if we determined that a transaction with Electronics Line 3000 would be in our best interests. If a business combination with Electronics Line 3000 became a possibility, Messrs. Marbut and Chaimovski would recuse themselves from voting on or negotiating the transaction for us or Electronics Line 3000. In addition, we would obtain the opinion of an independent investment banking firm as to the fairness of the transaction from a financial point of view. Even with those protections, however, our officers would have a conflict of interest. Such conflict may influence the selection of the company with which they are affiliated as a target and may also influence the way the transaction is structured. For example, even though they would not be directly involved in the negotiation of the terms of the transaction, they could influence the negotiation of the terms of the business combination through their influence on the other directors and officers of both us and Electronics Line 3000. In addition, in the event of such a business combination, there is no guarantee that Messrs. Marbut and Chaimovski would not act in a way that was more beneficial to them than our stockholders from a financial point of view.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

The corporation could financially undertake the opportunity;

•

The opportunity is within the corporation’s line of business; and

•

It would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Messrs. Marbut and Chaimovski are officers and principal stockholders of Electronics Line 3000 Ltd., a public company traded in Germany in the intrusion segment of the security industry. To the extent that they identify business opportunities that may be suitable for any of these other companies, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless these other companies and any successors to such entities has declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering and the private placement in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and to vote any shares they acquire in the private placement, in this offering or in the aftermarket in favor of any business combination our officers negotiate and present to our stockholders. In addition, Bob Marbut and Ron Chaimovski and their respective affiliates have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering and the 125,000 shares of our common stock included in the units being purchased in the private placement by the existing stockholders.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in each case in our proxy soliciting materials furnished to our stockholders, and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units sold in the private placement and offered by this prospectus (assuming no purchase of units in this offering), by:

•

Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

Each of our officers and directors; and

•

All our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Before Offering and Placement	After Offering and Placement

Argyle Joint Venture(2)	273,438		29.17%	5.84%
Bob Marbut(2)	273,437	(3)	29.17%	5.83%
Ron Chaimovski	273,437		29.17%	5.83%
Wesley Clark	70,313		7.50%	1.50%
John J. Smith	46,875		5.00%	1.00%
All directors and executive officers as a group (four individuals)	937,500	(4)	100.00%	22.67	%(5)

——————

(1)

The business address of each of the individuals and entities is 200 Concord Plaza, Suite 700, San Antonio, Texas 78216.

(2)

Mr. Marbut has voting and dispositive power over the shares held by Argyle Joint Venture.

(3)

Represents shares held by Argyle New Ventures, L.P., a Texas limited partnership, the general partner of which is an entity owned by Mr. Marbut.

(4)

Excludes an option granted to the existing stockholders to purchase up to 135,938 shares of common stock, at $.027 per share, which option is exercisable only if the underwriters exercise the over-allotment option and then only to the extent necessary to maintain such stockholders’ 20% ownership after the offering.

(5)

Bob Marbut and Ron Chaimovski and their respective affiliates have agreed to purchase an aggregate of 125,000 units in the private placement. The percentage ownership after the offering for all executive officers and directors as a group reflects the 125,000 shares of common stock included in the units, but the percentages for each holder does not reflect such purchases since the allocation of such purchases has not yet been determined.

Assuming these securities are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 22.67% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

Three years following the date of this prospectus;

•

Our liquidation; or

•

The consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Messrs. Marbut and Chaimovski are deemed to be our “promoters,” as this term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On June 23, 2005, we issued an aggregate of 937,500 shares of our common stock to the individuals and entities set forth below for $25,000 in cash, at a purchase price of $0.027 per share, as follows:

Name	Number of Shares	Relationship to Us
Argyle Joint Venture	296,875	The general partner is an entity controlled by Bob Marbut, our Co-Chief Executive Officer, and Mr. Chaimovski, our other Co-Chief Executive Officer, owns interests in certain of its limited partners
Bob Marbut	296,875	These shares are owned by Argyle New Ventures, L.P., whose general partner is owned by Mr. Marbut, our Chairman and Co-Chief Executive Officer
Ron Chaimovski	296,875	Vice Chairman and Co-Chief Executive Officer
John J. Smith	46,875	Director

On July 13, 2005, we issued the aforementioned stockholders options to purchase such additional number of shares as would be necessary to maintain their percentage ownership in us after the offering in the event the underwriters exercise the over-allotment option. Such options are exercisable at $0.027 per share only if and only to the extent that the over-allotment option is exercised. On September 23, 2005, Messrs. Marbut and Chaimovski, along with their affiliated entities, transferred an aggregate of 70,313 of their shares and a pro rata portion of their over-allotment options to Wesley Clark in connection with his appointment to the board of directors.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our officers and their respective affiliates have agreed to purchase 125,000 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering. We have granted the holders of such units demand and “piggy-back” registration rights with respect to the 125,000 shares, the 125,000 warrants and the 125,000 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

On June 23 and July 6, 2005, Mr. Chaimovski and Argyle New Ventures, L.P., an entity controlled by Mr. Marbut, advanced a total of $125,000 to us to cover expenses related to this offering. Such loans will be payable with 4% annual interest on the earlier of June 30, 2006 or the consummation of this offering. In November 2005, these stockholders loaned us an additional $30,000 pursuant to 4% promissory notes due the earlier of November 15, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

Bob Marbut, Ron Chaimovski, Argyle New Ventures L.P. and Argyle Joint Venture have agreed to purchase an aggregate of 125,000 units in this offering on the same terms and conditions as each other person in this offering. Each of them has further agreed to waive their right to any liquidation distributions with respect to such shares in the event we fail to consummate a business combination.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, and except for an option to purchase a number of shares of our common stock as would maintain the respective ownership percentages of the existing stockholders in the event that the underwriters’ over-allotment option is exercised, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 89,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 937,500 shares of common stock are outstanding, held by four holders of record. No shares of preferred stock are currently outstanding. An additional 135,938 shares are subject to outstanding options, which are exercisable only if the underwriters exercise the over-allotment option.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect the proceeds that we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. Such Current Report on Form 8-K will not be distributed to our stockholders.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired in the offering or in the aftermarket in favor of any transaction that our officers negotiate and present for approval to our stockholders. However, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the unsold warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

The completion of a business combination; or

•

One year from the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants will trade separately on the 20th trading day after the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full. In no event may the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option),

•

In whole and not in part,

•

At a price of $.01 per warrant at any time after the warrants become exercisable,

•

Upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•

If, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a “cashless basis;” however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The “value” will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of redemption to warrant holders.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless, at the time of exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to Rodman & Renshaw, LLC an option to purchase up to a total of 187,500 units at a per-unit price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the dates when it is exercisable, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 4,687,500 shares of common stock outstanding, or 5,367,188 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 3,625,000 shares sold in this offering, or 4,168,750 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. This will include the 125,000 shares included in the units being purchased in the private placement by Bob Marbut and Ron Chaimovski and their respective affiliates. All of the remaining 937,500 shares (1,073,438 shares if the existing stockholders’ options are exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to June 23, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 46,875 shares immediately after this offering (or 53,672 shares, if the underwriters’ exercise their over-allotment option and the existing stockholder’s option is exercised in full); and

•

The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 also require compliance with the manner of sale provisions and notice requirements and upon the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her or its shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 937,500 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have granted the holders of the 125,000 units being purchased in a private placement immediately prior to this offering demand and “piggy-back” registration rights with respect to the shares, the warrants and the shares underlying the warrants comprising such units at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed business combination. The demand registration may be exercised by the holders of a majority of such units.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Rodman & Renshaw, LLC, is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Rodman & Renshaw, LLC	2,500,000
I-Bankers Securities, Inc.	500,000
Gunn Allen Financial, Inc.	262,500
Maxim Group LLC	262,500
Capital Growth Financial LLC	100,000
Total	3,625,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Florida, Hawaii, Illinois and New York. In New York, we have relied on our exemption from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale by stockholders of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•

The District of Columbia, Illinois, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute, rule or regulation in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

We believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state’s registration requirements:

•

Immediately in the District of Columbia, Illinois and Maryland; and

•

Commencing 90 days after the date of this prospectus in Rhode Island.

Pricing of Securities

We have been advised by the representative of the underwriters that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.19 per unit and the dealers may reallow a concession not in excess of $0.08 per unit to other dealers.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

The history and prospects of companies whose principal business is the acquisition of other companies;

•

Prior offerings of those companies;

•

Our prospects for acquiring an operating business at attractive values;

•

Our capital structure;

•

An assessment of our management and their experience in identifying operating companies;

•

General conditions of the securities markets at the time of the offering; and

•

Other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 543,750 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$8.00	$29,000,000	$33,350,000
Discount(1)	$0.48	$1,740,000	$2,001,000
Proceeds before expenses(1)(2)	$7.52	$27,260,000	$31,349,000

 ——————

(1)

The co-managing underwriters, Rodman & Renshaw, LLC and I-Bankers Securities, Inc. have agreed to deposit 4.5% of the gross proceeds attributable to the underwriters’ discount ($1,305,000 or $1,500,750 if the over-allotment option is exercised in full) into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account. They have also agreed to forfeit any rights to, or claims against, such proceeds, including any interest thereon (net of taxes payable), unless we successfully consummate a business combination.

(2)

The offering expenses are estimated to be approximately $650,000.

Warrant Solicitation Fee

We have engaged Rodman & Renshaw, LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus for cash or, if a warrant is exercised by cashless exercise, either .05 shares of common stock for each share issued or 5% of the value of each share issued (the method of payment to be at our discretion), in either case only if the exercise had been solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•

The market price of the underlying shares of common stock is lower than the exercise price;

•

The holder of the warrants has not confirmed in writing that an underwriter solicited the exercise;

•

The warrants are held in a discretionary account;

•

The warrants are exercised in an unsolicited transaction; or

•

The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to the representative, upon completion of this offering, for $100, an option to purchase up to a total of 187,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 187,500 units, the 187,500 shares of common stock and the 187,500 warrants underlying such units, and the 187,500 shares of common stock underlying such warrants, have been deemed to be compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Other Compensation

Due to the prospective affiliation of Wesley Clark, one of our directors, with Rodman & Renshaw LLC, the 70,313 shares of our common stock which he acquired in October 2005 and the option he has been granted to purchase an additional 10,195 shares at $.027 have been deemed to be additional compensation to the underwriters in connection with this offering.

The 70,313 shares of our common stock owned by Mr. Clark and any shares he obtains upon exercise of the option we granted to him have been deemed to be compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The underwriters may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

By virtue of the relationship between Wesley Clark and Rodman & Renshaw, LLC and Wesley Clark and us, Rodman & Renshaw, LLC is not permitted to make a market in our securities without a market-making prospectus. Rodman has advised us that it does not currently intend to make a market in our securities. Rodman had confirmed to us that in the event that it determines to make a market in our securities during the pendency of Mr. Clark’s affiliation with both entities, it will do so only pursuant to a market-making prospectus.

Other Terms

We have granted the Rodman & Renshaw, LLC the right to have its designee present at all meetings of our board of directors for the earlier of two years from the date of this prospectus or the date a business combination is consummated. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. No designee has been named as of the date of this prospectus.

Although we are not under any contractual obligation to engage any underwriter to provide any services for us after this offering, and have no present intent to do so, an underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If an underwriter provides services to us after this offering, we may pay that underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments an underwriter may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Loeb & Loeb LLP, New York, New York. Morse Zelnick Rose & Lander, LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

NOVEMBER 15, 2005

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Stockholders’ Equity	F-5
Statement of Cash Flows	F-6

Notes to Financial Statements	F-7 - F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Argyle Security Acquisition Corporation

We have audited the accompanying balance sheet of Argyle Security Acquisition Corporation (a corporation in the development stage) as of November 15, 2005, and the related statement of operations, stockholders’ equity, and cash flows for the period from June 22, 2005 (inception) to November 15, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argyle Security Acquisition Corporation as of November 15, 2005, and the results of its operations and its cash flows for the period from June 22, 2005 (inception) to November 15, 2005, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Argyle Security Acquisition Corporation will continue as a going concern. The company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the company’s ability to continue as a going concern. As discussed in Note 2, the company is in the process of raising capital through the Proposed Offerings. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP

New York, New York

November 28, 2005

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

BALANCE SHEET

November 15, 2005
ASSETS
Current asset, cash	$1,001
Other assets, deferred offering costs	294,042
Total assets	$295,043
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$135,350
Notes payable, stockholders	140,000
Total current liabilities	275,350
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—
Common stock, $.0001 par value, authorized 89,000,000 shares; issued and outstanding
937,500 shares	94
Paid-in capital in excess of par	24,906
Deficit accumulated during the development stage	(5,307)
Total stockholders’ equity	19,693
Total liabilities and stockholders’ equity	$295,043

See accompanying notes to financial statements.

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from June 22, 2005 (inception) to November 15, 2005
Formation and operating costs	$5,307
Net loss	$(5,307)
Weighted average shares outstanding (basic and diluted)	937,500
Net loss per share (basic and diluted)	$(0.00)

See accompanying notes to financial statements.

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the period from June 22, 2005 (inception) to November 15, 2005
	Common Stock		Paid-in Capital in Excess of Par	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Common shares issued, June 23, 2005 at $.027	937,500	$94	$24,906		$25,000
Net loss				$(5,307)	$(5,307)
Balances, at November 15, 2005	937,500	$94	$24,906	$(5,307)	$19,693

See accompanying notes to financial statements.

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from June 22, 2005 (inception) to November 15, 2005
Cash flows from operating activities
Net loss	$(5,307)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	3,316
Net cash used in operating activities	(1,991)
Cash flows from financing activities
Proceeds from notes payable, stockholders	140,000
Proceeds from sale of common stock	25,000
Payments made for deferred offering costs	(162,008)
Net cash provided by financing activities	2,992
Net increase in cash	1,001
Cash, beginning of period	0
Cash, end of period	$1,001
Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$132,034

See accompanying notes to financial statements.

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization, proposed business operations and summary of significant accounting policies

Nature of Operations

Argyle Security Acquisition Corporation (the “Company”) was incorporated in Delaware on June 22, 2005 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the security industry.

At November 15, 2005, the Company had not yet commenced any operations. All activity through November 15, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed private placement (“Private Placement”) and public offering (“Public Offering” and, together with the Private Placement, the “Proposed Offerings”) which are discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offerings, although substantially all of the net proceeds of the Proposed Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include an operating business in the security industry and a “business combination” shall mean the acquisition by the Company of such  target business.

Upon the closing of the Proposed Offerings, $28,130,000 or 93.8%, of the proceeds of the offerings (including $1,305,000 representing a portion of the underwriting discount and $45,000 representing a portion of the private placement fee to be deposited by the representative of the underwriters in the trust account, which will be forfeited if a business combination is not consummated (collectively, the “Discount”)) will be placed in a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company (the “Trust Account”) and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock sold in the Proposed Offerings vote against the business combination, the business combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offerings, including all of the officers and directors of the Company (“Existing Stockholders”), have agreed to vote their 937,500 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination. In addition, the Company’s existing stockholders have agreed to vote all the shares of its common stock acquired in the Proposed Offerings or in the aftermarket in favor of any transaction that the Company’s officers negotiate and present for approval to its stockholders. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Existing Stockholders (the “Public Stockholders”) who voted against the business combination may demand that the Company redeem his, her or its shares. The per share redemption price will equal the amount in the Trust Account (excluding the Discount and any interest earned thereon) as of the record date for determination of stockholders entitled to vote on the business combination divided by the number of shares of common stock included in the units sold in the Proposed Offerings. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares sold in the Proposed Offerings may seek redemption of their shares in the event of a business combination.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization, proposed business operations and summary of significant accounting policies (continued)

Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the warrants contained in the units (as defined below) to be offered in the Public Offering discussed in Note 2.)

Bob Marbut and Ron Chaimovski, the Company’s Co-Chief Executive Officers, and their respective affiliates have agreed to purchase an aggregate of 125,000 units in the Private Placement, but have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the remaining shares sold in the Public Offering.

Income Taxes

The Company recorded a deferred income tax asset of approximately $2,123 for the tax effect of net operating loss carryforwards and temporary differences, aggregating $5,307. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at November 15, 2005

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share based payment” (“SFAS 123(R)”). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The new standard allows for two transition alternatives, either the modified-prospective method or the modified-retrospective method. The Company has not completed its evaluation of SFAS 123(R) and therefore has not selected a transition method or determined the impact that adopting SFAS 123(R) will have on its results of operations. On April 14, 2005, the Securities and Exchange Commission announced that the effective date of SFAS 123R will be suspended until January 1, 2006, for calendar year companies. The Company anticipates adopting the prospective method of SFAS 123R in the first quarter of fiscal 2006 but it has not yet determined the financial statement impact of adopting SFAS 123R.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Loss Per Common Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – Proposed Offerings

The Public Offering calls for the Company to offer for public sale up to 3,625,000 units at a maximum price of $8.00 per Unit. Each unit consists of one share of the Company’s common stock, $.0001 par value, and one redeemable common stock purchase warrant (“warrant”). Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Public

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Proposed public offering (continued)

Offering and expiring four years from the date of the prospectus. An additional 543,750 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The warrants will be redeemable at a price of $.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

The Private Placement calls for the Company to sell to its officers and their respective affiliates an aggregate of 125,000 units identical to the units to be sold in the Public Offering. The Private Placement will occur immediately prior to the Public Offering.

NOTE 3 – Deferred offering costs

Deferred offering costs consist principally of accounting fees, legal fees and other fees incurred through the balance sheet date that are related to the Proposed Offerings and that will be charged to capital upon the receipt of the capital raised.

NOTE 4 – Notes payable, stockholders

The Company issued unsecured promissory notes to certain stockholders of the Company totaling $140,000 on June 23, July 6 and November 15, 2005. The Notes bear interest at the rate of 4% per annum and are payable on the earlier of June 30, 2006 and November 15, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the Notes, the fair value of the Notes approximate their carrying value.

NOTE 5 – Commitments and contingencies

The Company has granted to its Existing Stockholders options, exercisable only in the event the underwriters exercise the over allotment option at $0.027 per share, to purchase that number of shares which will enable them to maintain their 20% ownership interest after the offering.

We have elected to follow Accounting Principles Board Opinion No. 25 in accounting for our stock options. Under Accounting Principles Board Opinion No. 25, no compensation expense is recognized when the exercise price of our stock options equals the market price of the underlying stock on the date of grant. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for:

•

weighted-average volatility factor of 0.10;

•

no expected dividend payments; weighted-average risk-free interest rates in effect of 5.0%; and

•

a weighted-average expected life of 0.13 years.

Based upon the above methodology, the per share weighted-average fair value of the Existing Stockholders’ options would be $6.99, or a total of $950,207.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our Existing Stockholders’ options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – Commitments and contingencies (continued)

The following summarizes information about stock options outstanding at November 15, 2005:

Options Outstanding				Options Exercisable
Exercise Price	Number Outstanding	Weighted- average Remaining Contractual Life	Weighted-average Exercise Price	Number Exercisable	Weighted-average Exercise Price

$0.027	135,938	48 days	$0.027	None	—

Bob Marbut and Ron Chaimovski, our Co-Chief Executive Officers, and their respective affiliates have agreed to purchase an aggregate of 125,000 units in the Private Placement, but have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

The Company has agreed that upon completion of the Proposed Offering it will sell to the representative of the underwriters, for $100, an option to purchase up to a total of 187,500 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 187,500 units, the 187,500 shares of common stock and the 187,500 warrants underlying such units, and the 187,500 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $3.40 per unit, (a total value of approximately $637,500) using an expected life of five years, volatility of 44%, and a risk-free rate of 5%. However, because the Company’s units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using historical data of public companies in the proposed industry. The Company believes the volatility estimate calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the option will become worthless.

The Company has engaged Rodman & Renshaw, LLC (the “Representative”), on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the Representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the Representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the Representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the Representative upon the exercise of the warrants if:

•

The market price of the underlying shares of common stock is lower than the exercise price;

ARGYLE SECURITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – Commitments and contingencies (continued)

•

The holder of the warrants has not confirmed in writing that an underwriter solicited the exercise;

•

The warrants are held in a discretionary account;

•

The warrants are exercised in an unsolicited transaction; or

•

The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

NOTE 6 – Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

NOTE 7 – Subsequent event

On November 23, 2005, the Company effected a three-for-ten reverse split of its shares of common stock. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect this transaction.

Until February 18, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$29,000,000 Argyle Security Acquisition Corporation 3,625,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS	PROSPECTUS
Page

Prospectus Summary

1

Summary Financial Data

7

Risk Factors

8

Use of Proceeds

20

Dilution

23

Capitalization

24

Management’s Discussion and Analysis

of Financial Condition and Results of Operations

25

Proposed Business

27

Management

37

Principal Stockholders

42

Certain Transactions

44

Description of Securities

46

Underwriting

51

Legal Matters

55

Experts

55

Where You Can Find Additional Information

Index to Financial Statements

F-1

Rodman & Renshaw, LLC I-Bankers Securities, Inc.

January 24, 2006